                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-3 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan and in the Registration Statement on Form S-8 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan, of our report dated February 9, 1996 on the Company's 1995 consolidated financial statements included in the Form 10-K of Merchants Bancorp, Inc. for the year ended December 31, 1995





                                       Crowe, Chizek and Company LLP


Oak Brook, Illinois
April 1, 1996